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                                                                    Exhibit 23.1


               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-78797) and related Prospectus of Amazon.com, Inc. pertaining to Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants to Purchase Common Stock, Warrants to Purchase Preferred Stock, Stock Purchase Units, Stock Purchase Contracts, Third-Party Warrants, Warrants to Purchase Debt Securities, Foreign Currency Exchange Warrants, Stock Index Warrants, and Other Warrants, and to the incorporation by reference therein of our report dated January 22, 1999, except for Note 11 as to which the date is February 10, 1999, with respect to the consolidated financial statements and schedule of Amazon.com, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.



                                            /s/ ERNST & YOUNG LLP

Seattle, Washington
June 7, 1999